EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2014, with respect to the consolidated financial statements in the Annual Report of USA Truck, Inc. on Form 10-K for the year ended December 31, 2013.  We hereby consent to the incorporation by reference of said report in the Registration Statements of USA Truck, Inc. on Form S-3 (File No. 333-167053, effective May 24, 2010) and on Forms S-8 (333-40317, effective November 14, 1997, and 333-117856, effective August 2, 2004).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
March 21, 2014